UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

HYPERSCALE DATA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION – DATED JANUARY 10, 2025

HYPERSCALE DATA, INC.

11411 Southern Highlands Pkwy, Suite 240

Las Vegas, NV 89141

Telephone: (949) 444-5464

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Virtual Meeting Only – No Physical Meeting Location

To Be Held on February 14, 2025

We cordially invite you to attend the Special Meeting (the “Meeting”) of stockholders of Hyperscale Data, Inc. (the “Company”). In the interest of providing our stockholders with greater access and flexibility to attend the Meeting, notice is hereby given that the location, date and time of the Meeting will be held in a virtual meeting format only on February 14, 2025 at 12:00 P.M. Eastern Time. You will not be able to attend the Meeting in person.

To access the virtual meeting please click the Virtual Stockholder Meeting link: meetnow.global/XXXXXX. To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number.

Details regarding logging onto and attending the meeting over the website and the business to be conducted are described in the Proxy Card included with this Proxy Statement.

The Meeting will be held for the following purposes:

•	To approve, pursuant to Rules 713(a) and (b) of the NYSE American, the conversion of the Company’s 25,000 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) into the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and warrants (the “Series G Warrants”) to purchase shares of Class A Common Stock, for a total purchase price of up to $25,000,000.00, pursuant to the Securities Purchase Agreement dated December 21, 2024 (the “Series G Proposal”);

•	To approve, pursuant to Rule 713(a) of the NYSE American, the conversion of the Company’s Convertible Promissory Note (the “Note”) in the principal amount of $853,067.93 into Class A Common Stock, which Note was issued pursuant to the Forbearance Agreement dated December 10, 2024 (the “Note Financing Proposal”); and

•	To approve the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the other proposals before the Meeting (the “Adjournment Proposal”).

The accompanying proxy statement sets forth additional information regarding the Meeting and provides you with detailed information regarding the business to be considered at the Meeting. We encourage you to read the proxy statement carefully and in its entirety.

Only stockholders of record at the close of business on ___________ ___, 2025, the record date for the Meeting, will be entitled to vote at the Meeting or any adjournments or postponements thereof. The proxy materials will be mailed to stockholders on or about February ___, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to be held on February __, 2025:

This Notice of Meeting of Stockholders and the accompanying Proxy Statement are available on the Internet at http://www.envisionreports.com/GPUS for registered holders and http://www.edocumentview.com/GPUS for street holders.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Milton C. Ault III

Executive Chairman

February __, 2025

HOW TO VOTE: Your vote is important. Whether or not you plan to virtually attend the Meeting, we hope you will vote as soon as possible by either (1) mailing your completed and signed proxy card(s) to Hyperscale Data, Inc., 11411 Southern Highlands Pkwy, Suite 240, Las Vegas, NV 89141, Attention: Corporate Secretary, (2) calling the toll-free number printed on your proxy card(s) and following the recorded instructions or (3) visiting the website indicated on your proxy card(s) and following the on-line instructions. You may revoke a previously submitted proxy at any time prior to the Meeting. If you decide to attend the Meeting and wish to change your proxy vote, you may do so automatically by voting at the Meeting.

TABLE OF CONTENTS
Page
INFORMATION CONCERNING THE MEETING	1
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	3
PROPOSAL NO. 1: APPROVAL, PURSUANT TO NYSE AMERICAN LISTING RULES 713(a) & (b), OF THE CONVERSION OF SHARES OF OUR SERIES G PREFERRED STOCK AND EXERCISE OF WARRANTS PURSUANT TO THE SECURITIES PURCHASE AGREEMENT WITH AULT & COMPANY	8
Description of the Securities Purchase Agreement and the SPA Securities	8
Stockholder Approval Requirement	10
Reasons for Transaction	10
Effect on Current Stockholders; Dilution	10
Required Vote and Board Recommendation	11
PROPOSAL NO. 2: APPROVAL, PURSUANT TO NYSE AMERICAN LISTING RULE 713(a), OF THE CONVERSION OF THE NOTE	12
Description of the Forbearance Agreement and the Note	12
Stockholder Approval Requirement	12
Reasons for Transaction	13
Effect on Current Stockholders; Dilution	13
Required Vote and Board Recommendation	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
OTHER BUSINESS	15
ANNEX A – PROXY CARDS	A-1

ii

HYPERSCALE DATA, INC.

11411 Southern Highlands Pkwy, Suite 240

Las Vegas, NV 89141

Telephone: (949) 444-5464

PRELIMINARY PROXY STATEMENT

FOR THE MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 14, 2025

INFORMATION CONCERNING THE SPECIAL MEETING

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Hyperscale Data, Inc. (the “Company”), for use at the Special Meeting of the Company’s stockholders (the “Meeting”) to be held in virtual format on February 14, 2025 at 12:00 P.M. Eastern Time and at any adjournments thereof. Whether or not you expect to attend the Meeting, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be furnished to stockholders on or about February ___, 2025.

The Meeting will be held in a virtual meeting format only. You will not be able to attend the Meeting in person. To access the virtual meeting please click the Virtual Stockholder Meeting link: meetnow.global/XXXXXX. To log in to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number.

Action to be taken under Proxy

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Milton C. “Todd” Ault, III, the Company’s Executive Chairman and William B. Horne, its Chief Executive Officer, or either one of them who acts, will vote:

•	FOR the approval, pursuant to Rules 713(a) and (b) of the NYSE American, of the conversion of the Company’s 25,000 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) into the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and warrants (the “Series G Warrants”) to purchase shares of Class A Common Stock, for a total purchase price of up to $25,000,000.00, pursuant to the Securities Purchase Agreement dated December 21, 2024 (the “Series G Proposal”);

•	FOR the approval, pursuant to Rule 713(a) of the NYSE American, of the conversion of the Company’s Convertible Promissory Note (the “Note”) in the principal amount of $853,067.93 into Class A Common Stock, which Note was issued pursuant to the Forbearance Agreement dated December 10, 2024 (the “Note Financing Proposal”); and

•	FOR approval of the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the other proposals before the Meeting (the “Adjournment Proposal”).

By submitting your proxy (via the Internet, telephone or mail), you authorize Milton C. “Todd” Ault, III, the Company’s Executive Chairman and William B. Horne, the Company’s Chief Executive Officer, to represent you and vote your shares at the Meeting in accordance with your instructions. They also may vote your shares to adjourn the Meeting and will be authorized to vote your shares at any postponements or adjournments of the Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

Who is Entitled to Vote; Vote Required; Quorum

As of the record date of __________ __, 2025 (the “Record Date”), there were (i) _____________ shares of Class A Common Stock issued and outstanding, (ii) ____________________shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and with the Class A Common Stock, the “Common Stock”) issued and outstanding, (iii) ___________ shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and (iv) ________________ shares of the Company’s Series G Convertible Preferred Stock (the “Series G Preferred Stock” and with the Series C Preferred Stock, the “Preferred Stock”) issued and outstanding.

1

The Common Stock and the Preferred Stock are collectively referred to in this Proxy Statement as the “Capital Stock”, which together constitute all of the outstanding voting capital stock of the Company. As of the Record Date, the Preferred Stock were convertible into _____________ shares of Class A Common Stock.

Stockholders are entitled to one vote for each share of Class A Common Stock and to ten votes for each share of Class B Common Stock held by them.

Ault & Company, Inc. (“A&C”), the owner of all shares of Preferred Stock, is entitled to vote with the Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Corporation Law and the NYSE American (at times referred to as the “Exchange”), provided, however, that for purposes of complying with Exchange regulations, the conversion price, for purposes of determining the number of votes the holder of Series C Preferred Stock is entitled to cast, shall not be lower than $3.075, which represents the closing sale price of the Class A Common Stock on the trading day immediately prior to the execution date of the securities purchase agreement which provides for A&C’s ability to acquire Series C Preferred Stock. Further, for purposes of complying with Exchange regulations, the conversion price, for purposes of determining the number of votes the holder of Series G Preferred Stock is entitled to cast, shall not be lower than $5.38, which represents the closing sale price of the Class A Common Stock on the trading day immediately prior to the execution date of the securities purchase agreement which provides for A&C’s ability to acquire Series G Preferred Stock. In addition, since the Company has yet to obtain the approval of the Exchange and its stockholders for the conversion and voting rights of the Series G Preferred Stock, A&C may not vote more than 19.99% shares of Class A Common Stock in excess of 19.99% of the total number of shares of Common Stock outstanding as of the date of the securities purchase agreement providing for A&C’s ability to acquire Series G Preferred Stock, regardless of how many such shares A&C actually owns.

As of the Record Date, A&C held __________ shares of Class A Common Stock, 4,230,437 shares of Class B Common Stock that are entitled to cast 42,304,370 votes, 50,000 shares of Series C Preferred Stock that are entitled to cast __________ votes and __________ shares of Series G Preferred Stock that are entitled to cast __________ votes, entitling it the combined voting power of _______________ shares of Class A Common Stock. A&C may not vote for Proposal No. 1, as it is an interested party. However, its Capital Stock will count towards quorum.

Thirty-five percent (35%) of the ___________ aggregate number of votes entitled to be cast at the Meeting (the “Eligible Voting Capital Stock”), or _____________ such votes, will constitute a quorum at the Meeting.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, both proposals at this Meeting are considered “non-routine” matters, and brokers are not entitled to vote uninstructed shares with respect to these proposals. There are no routine matters that brokers are entitled to vote upon without receiving instructions.

Determination of whether a matter specified in the Notice of Special Meeting of Stockholders has been approved will be determined by whether the affirmative vote of a majority of the shares of Eligible Voting Capital Stock present at the Meeting in person or by proxy and entitled to vote on such matter is required for approval. Abstentions will be considered shares present by proxy and entitled to vote and, therefore, will have the effect of a vote against the proposal. Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote.

However, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the Meeting.

2

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the purpose of the Meeting?

At the Meeting, the stockholders will be asked:

•	To approve, pursuant to Rules 713(a) and (b) of the NYSE American, the conversion of the Company’s 25,000 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) into the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and warrants (the “Series G Warrants”) to purchase shares of Class A Common Stock, for a total purchase price of up to $25,000,000.00, pursuant to the Securities Purchase Agreement dated December 21, 2024 (the “Series G Proposal”);

•	To approve, pursuant to Rule 713(a) of the NYSE American, the conversion of the Company’s Convertible Promissory Note (the “Note”) in the principal amount of $853,067.93 into Class A Common Stock, which Note was issued pursuant to the Forbearance Agreement dated December 10, 2024 (the “Note Financing Proposal”); and

•	To approve the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the other proposals before the Meeting (the “Adjournment Proposal”).

Who is entitled to vote?

The Record Date for the Meeting is February ___, 2025. Only stockholders of record at the close of business on that date are entitled to vote at the Meeting. The only classes of stock entitled to be voted at the Meeting are those comprising the Capital Stock, as defined above, which constitute all of the outstanding voting Capital Stock of the Company. All stockholders are entitled to one vote for each share of Class A Common Stock held by them, whereas A&C is also entitled to ten votes per share of Class B Common Stock held by it.

A&C may not vote for Proposal No. 1, as it is an interested party. However, its Capital Stock will count towards quorum.

Thirty-five percent (35%) of the _______________ outstanding shares of Eligible Voting Capital Stock, or __________ such shares, will constitute a quorum at the Meeting,

Why am I receiving these materials?

We have sent you these proxy materials because the Board of the Company is soliciting your proxy to vote at the Meeting. According to our records, you were a stockholder of the Company as of the end of business on the Record Date for the Meeting.

You are invited to vote on the proposals described in this proxy statement.

The Company intends to mail these proxy materials on or about February ___, 2025, to all stockholders of record on the Record Date.

What is included in these materials?

These materials include:

•	the Notice of Special Meeting of Stockholders;

•	this Proxy Statement for the Meeting; and

•	the Proxy Card.

What is the proxy card?

The proxy card enables you to appoint Milton C. “Todd” Ault, III, the Company’s Executive Chairman, and William B. Horne, the Company’s Chief Executive Officer, as your representatives at the Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you log in to the Meeting.

Can I view these proxy materials over the Internet?

Yes. The Notice of Meeting, this Proxy Statement and accompanying proxy card are available at http://www.envisionreports.com/GPUS.

3

How can I attend the Meeting?

The Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Meeting. No physical meeting will be held.

You will be able to attend the Meeting online by visiting meetnow.global/XXXXXX. To log in to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number. You also will be able to vote your shares online by attending the Meeting by webcast.

To participate in the Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online Meeting will begin promptly at 12:00 P.M. Eastern Time. We encourage you to access the Meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting virtually on the Internet.

To register to attend the Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your ownership of Common Stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M., Eastern Time, on February __, 2025.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare
Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Why are you holding a virtual meeting instead of a physical meeting?

We are embracing the latest technology in order to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the Meeting since our stockholders can participate from any location around the world with Internet access.

How do I vote?

Either (1) mail your completed and signed proxy card(s) to Hyperscale Data, Inc., 11411 Southern Highlands Pkwy, Suite 240, Las Vegas, NV 89141, Attention: Corporate Secretary, (2) call the toll-free number printed on your proxy card(s) and follow the recorded instructions or (3) visit the website indicated on your proxy card(s) and follow the on-line instructions. If you are a registered stockholder and attend the Meeting, then you may deliver your completed proxy card(s) or vote pursuant to the instructions on the proxy card. If your shares are held by your broker or bank, in “street name,” then you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not give instructions to your record holder, it will nevertheless be entitled to vote your shares in its discretion on the Adjournment Proposal, but not on any other proposal.

4

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being made available to you by your bank, brokerage firm or other nominee (the “record holder”), along with voting instructions. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder, it will not be entitled to vote your shares on any proposal.

As the beneficial owner of shares, you are invited to attend the Meeting. If you are a beneficial owner, however, you may not vote your shares at the Meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

How many shares must be present to hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting of the holders of thirty-five percent (35%) of the shares of Eligible Voting Capital Stock outstanding on the Record Date will constitute a quorum. Proxies received but marked as abstentions will be counted towards the quorum.

What if a quorum is not present at the Meeting?

If a quorum is not present or represented at the Meeting, the holders of a majority of the shares entitled to vote at the Meeting who are present in person or represented by proxy, or the chairman of the Meeting, may adjourn the Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Is there a deadline for submitting proxies electronically or by telephone or mail?

Proxies submitted electronically or by telephone as described above must be received by 11:59 A.M. Eastern Time on February ___, 2025. Proxies submitted by mail should be received before 12:00 P.M. Eastern Time on February ___, 2025.

Can I revoke my proxy and change my vote?

You may change your vote at any time prior to the taking of the vote at the Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to the Company’s Executive Chairman at Hyperscale Data, Inc., 11411 Southern Highlands Pkwy, Suite 240, Las Vegas, NV 89141, prior to your shares being voted, or (3) virtually attending the Meeting and voting in accordance with the instructions on the proxy card. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Meeting and voting.

Who can participate in the Meeting?

Only stockholders eligible to vote or their authorized representatives in possession of a valid control number will be admitted as participants to the Meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

5

How does the Board of Directors recommend I vote on the proposals?

Our Board unanimously recommends that you vote your shares “FOR” each of the proposals presented in this Proxy Statement, consisting of:

(i)	The Series G Proposal;

(ii)	The Note Financing Proposal; and

(iii)	The Adjournment Proposal.

Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board as set forth in this Proxy Statement.

What if I do not specify how my shares are to be voted?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted in accordance with the Board’s recommended votes set forth immediately above, and if any other matter is properly presented at the Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Will any other business be conducted at the Meeting?

The Company’s bylaws require stockholders to give advance notice of any proposal intended to be presented at the Meeting. We have not received any such notices. Accordingly, the Company does not anticipate any additional business will be conducted at the Meeting.

How many votes are needed to approve each proposal?

Approval of both proposals requires the favorable vote of a majority of the shares of Eligible Voting Capital Stock present at the Meeting in person or by proxy and entitled to vote on the applicable matter at the Meeting.

How will abstentions be treated?

Abstentions will be considered shares present by proxy and entitled to vote and, therefore, will have the effect of a vote against each proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters include director elections (whether contested or uncontested) and matters involving a contest or a matter that may substantially affect the rights or privileges of stockholders.

In connection with the treatment of abstentions and broker non-votes, all proposals at this Meeting are considered “non-routine” matters, and brokers are not entitled to vote uninstructed shares with respect to these proposals. There are no routine matters that brokers are entitled to vote upon without receiving instructions.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. We will also reimburse brokerage firms, banks and other agents for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

6

I share the same address with another stockholder of the Company. Why has our household only received one set of proxy materials?

The rules of the Securities and Exchange Commission’s (“SEC”) permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. We have delivered only one set of proxy materials to stockholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any stockholder at that address.

How can I find out the results of the voting at the Meeting?

Final voting results will be disclosed in a Form 8-K filed after the Meeting.

Who can help answer my questions?

You can contact our corporate headquarters, at Hyperscale Data, Inc., 11411 Southern Highlands Pkwy, Suite 240, Las Vegas, NV 89141, by sending a letter to Milton C. “Todd” Ault, III, our Executive Chairman, with any questions about the proposals described in this Proxy Statement or how to execute your vote.

7

PROPOSAL NO. 1

APPROVAL, PURSUANT TO NYSE AMERICAN LISTING RULES 713(a) & (b), OF THE CONVERSION OF SHARES OF OUR SERIES G PREFERRED STOCK AND EXERCISE OF WARRANTS PURSUANT TO THE SECURITIES PURCHASE AGREEMENT WITH AULT & COMPANY

We are asking our stockholders to approve the issuance by the Company to A&C of (i) up to twenty-five thousand (25,000) shares of a the Series G Preferred Stock and the Series G Warrants (with the Series G Preferred Stock, the “SPA Securities”) to purchase ___________ shares of Class A Common Stock for a total purchase price of up to $25 million dollars (the “Preferred Transaction”), which purchase price shall consist solely of cash, pursuant to that certain Securities Purchase Agreement (the “SPA”) by and between the Company and A&C dated December 21, 2024.

We are seeking stockholder approval for the issuance of shares in excess of 19.99% of the total number of shares of Class A Common Stock outstanding as of the date of the SPA. If this Proposal No. 1 is not approved by our stockholders, the Company will need to raise cash financing from a different source, which would prevent or curtail the Company’s ability to improve its balance sheet. In the event that the Company (i) is unable to obtain funding from A&C through its acquisition of SPA Securities for cash through the consummation of the SPA, or (ii) is unable to reduce its aggregate debt on its books, the Company anticipates it would need to seek alternative methods of raising cash for future expansion of its business, likely under far less favorable terms than those offered by A&C.

This Proposal No. 1 is particularly important to the Company and its stockholders given that the Company was notified by the NYSE American on December 18, 2024 that due to the Company’s disclosure in its Form 10-Q filed for the fiscal period ended September 30, 2024, which reported stockholders’ equity of approximately $2.2 million, it no longer meets the requirement that it must have no less than $6 million or more in stockholders’ equity pursuant to the listing standard set forth under Section 1003(a)(ii) and (iii) of the NYSE American Company Guide (the “Listing Standards”) because the Company has reported losses from continuing operations and/or net losses in five of its most recent fiscal years ended December 31, 2023.

Under the applicable NYSE American listing rules, the Company must by January 17, 2025 submit a compliance plan that demonstrates how it intends to regain compliance with the Listing Standards within 18 months of the receipt of the notice, or June 18, 2026. The Company intends to develop and submit to the NYSE American such a plan. If the NYSE American does not accept the plan, or if the Company does not make progress consistent with the plan during the plan period, the NYSE American will initiate delisting procedures. If the NYSE American accepts the plan the Company will be subject to periodic reviews including quarterly monitoring for compliance with the plan. During this period, the Company's Class A Common Stock will continue to be listed on the NYSE American and trade as usual subject to compliance with other NYSE American listing requirements.

Being able to obtain stockholder and Exchange approval for this Proposal No. 1 is an integral element of the compliance plan we intend to submit to the Exchange.

As noted earlier, A&C is an affiliate of the Company. Consequently, it may not vote its shares of Eligible Voting Capital Stock on this Proposal No. 1.

Description of the Securities Purchase Agreement and the SPA Securities

Description of the SPA

Holders of the Series G Preferred Stock are entitled to written notice of stockholder meetings or written consents, along with related materials and information, in accordance with the Company’s Bylaws and the Delaware General Corporation Law.

Additionally, until the earlier of (i) four years from the final closing date of the SPA (the “Final Closing Date”), or (ii) the date when A&C holds fewer than 5,000 shares of Series G Preferred Stock, the Company will be prohibited from (A) entering into any financing, whether debt or equity, other than conventional loans from a commercial bank, at a price per share less than the Conversion Price (as defined below) or (B) entering into a variable rate financing transaction.

Further, for as long as A&C holds at least 10,000 shares of Series G Preferred Stock, A&C shall have a right to participate in any subsequent financing (a “Subsequent Financing”) allowing A&C to purchase such number of securities in the Subsequent Financing to allow A&C to maintain its percentage beneficial ownership of the Company that A&C held immediately prior to the Subsequent Financing.

In addition, the Company must establish a reserve account to be funded with no less than 12.5% of the gross proceeds received from the sale of the Series G Preferred Stock, which shall be maintained for a period of at least nine months from the Initial Closing Date.

Closings under the SPA may be made in tranches, with each such date being referred to as a “Closing Date.”

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Each Closing Date shall occur no later than December 21, 2025, subject to A&C’s ability to extend the final Closing Date for a period of up to ninety (90) days.

The SPA contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. The representations, warranties and covenants contained in the SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Description of the Series G Preferred Stock

Conversion Rights

Each share of Series G Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Class A Common Stock at a conversion price equal to the greater of (i) $0.10 per share (the “Floor Price”), and (ii) the lesser of (A) $6.74, which represented 105% of the volume weighted average price of the Class A Common Stock during the ten trading days immediately prior to the execution date of the SPA (the “Execution Date”), or (B) 105% of the closing sale price of the Class A Common Stock on the trading day immediately prior to the date of conversion (the “Conversion Price”). The Conversion Price is subject to adjustment in the event of an issuance of Class A Common Stock at a price per share lower than the Conversion Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events. The Floor Price will under no circumstances be adjusted for stock dividends, stock splits, stock combinations or similar transactions.

Voting Rights

The holders of the Series G Preferred Stock are entitled to vote with the Class A Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Corporation Law and the NYSE American (at times referred to as the “Exchange”), provided however, that for purposes of complying with Exchange regulations, the conversion price, for purposes of determining the number of votes the holder of Series G Convertible Preferred Stock is entitled to cast, shall not be lower than $5.38 (the “Voting Floor Price”), which represents the closing sale price of the Class A Common Stock on the trading day immediately prior to the Execution Date. The Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

In addition, if this Proposal No. 1 is approved, A&C will be entitled to elect such number of directors to the Board as shall be equal to a percentage determined by dividing (i) the number of shares of Class A Common Stock issuable upon conversion of the Series G Preferred Stock then owned by A&C (the “Conversion Shares”), by (ii) the sum of the number of shares of Class A Common Stock then outstanding plus the number of Conversion Shares.

Dividend Rights

The holders of Series G Convertible Preferred Stock are entitled to cumulative cash dividends at an annual rate of 9.5%, or $95.00 per share, based on the stated value per share. Dividends shall accrue from the initial Closing Date, until the 10-year anniversary of the initial Closing Date and are payable monthly in arrears. For the first two years, the Company may elect to pay the dividend amount in Class A Common Stock rather than cash, with the number of shares of Class A Common Stock issued at the Conversion Price at the date that the dividend payment is due. Dividends will accrue regardless of the Company’s earnings or funds availability and will not exceed the full cumulative dividends. If dividends are in arrears for one or more periods where dividends are to be paid and A&C is contractually required to pay any penalties or damages as a result of the failure of the Company to pay such dividend, the dividend rate will increase to 12% per annum (equivalent to $120.00 per annum per share) and will be paid either in cash or additional shares of Series G Preferred Stock (if the Class A Common Stock is then listed on a national securities exchange) or if not, freely tradeable Class A Common Stock.

Liquidation Rights

In the event of liquidation, dissolution, or winding up of the Company, the holders of Series G Preferred Stock have a preferential right to receive an amount equal to the stated value per share of Series G Preferred Stock before any distribution to other classes of capital stock, provided, however, that it ranks on a pari passu basis with the Series C Preferred Stock. If the assets are insufficient, the distribution will be prorated among the holders of Series G Preferred Stock and Series C Preferred Stock. The remaining assets will be distributed pro rata to the holders of outstanding Capital Stock and all holders of Series G Preferred Stock as if they had converted their Series G Preferred Stock into Class A Common Stock. The Series G Preferred Stock rank senior over other classes of preferred stock, including the Series A, D, E and F Preferred Stock. Additionally, any transaction that constitutes a change of control transaction shall be deemed to be a liquidation under the Certificate of Designation of the Preferences, Rights and Limitations of Series G Convertible Preferred Stock (the “Series G Certificate of Designation”).

Description of the Series G Warrants

At closing, the Company will issue A&C the Series G Warrants, which grant A&C the right to purchase a specified number of Class A Common Stock (the “Warrant Shares”). The exercise price of the Warrants is $5.92 (the “Exercise Price”) and the number of Warrant Shares is 4,224,400. Each of the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrant is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events.

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The Series G Warrants have a five-year term, become exercisable on the first business day after the six-month anniversary of the Closing Date (the “Initial Exercise Date”) and expire on the 60-month anniversary of the Initial Exercise Date.

The foregoing descriptions of the SPA, the Certificate of Designations of the Series G Preferred Stock, the Series G Warrants and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the SPA filed as Exhibit 10.1, and the forms of the Certificate of Designations of the Series G Preferred Stock and the Series G Warrants, copies of which are filed as Exhibits 4.1 and 10.2, respectively, to the Current Report on Form 8-K filed with the SEC on December 23, 2024 and are incorporated herein by reference.

Stockholder Approval Requirement

As noted above, the SPA provides that the number of shares to be issued to A&C is initially limited to 19.99% of the total number of shares of Class A Common Stock outstanding as of the date of the SPA until such time as the stockholders of the Company approve the issuance of additional shares, which include the shares underlying the SPA Securities. We have agreed to promptly seek such stockholder approval and are seeking such approval at the Meeting.

Rule 713(a) of the NYSE American requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of Class A Common Stock (or securities convertible into or exercisable for Class A Common Stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the issuer equals 20% or more of presently outstanding Class A Common Stock, or equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock, or when the issuance or potential issuance of additional shares will result in a change of control of the issuer.

Further, Rule 713(b) of the NYSE American requires stockholder approval of a transaction, other than a public offering, when the issuance or potential issuance of additional shares will result in a change of control of the issuer. Rule 713(b) is applicable to the Preferred Transaction because, as noted above, A&C would acquire the ability to appoint a number of individuals to the Board, the number of which could constitute a majority of the Board.

Stockholder approval of this Proposal No. 1 will constitute stockholder approval for purposes of Rules 713(a) and (b) of the NYSE American.

We are seeking stockholder approval for the issuance of a presently indeterminate number of shares of Class A Common Stock to A&C in connection with the conversion of the Series G Preferred Stock and the exercise of the Series G Warrants.

Our stockholders are not entitled to dissenters’ rights with respect to this Proposal, and we will not independently provide stockholders with any such right.

Reasons for Transaction

The Company will need to raise significant cash financing to operate and expand its operations, and will need to extinguish as much of its debt as possible. In addition, it must significantly increase its stockholders’ equity, which both of the foregoing would do. In the event that the Company is unable to (i) obtain funding from A&C through its acquisition of SPA Securities for cash through the consummation of the SPA, or (ii) reduce its aggregate debt on its books, the Company anticipates it would need to seek alternative methods of raising cash for future expansion of its business, likely under far less favorable terms than those offered by A&C. Further, if the Company is unable to raise its stockholders’ equity to the requisite level, all its securities currently traded on the Exchange, as well as other classes of securities that may trade on the Exchange in the future, would be delisted.

Effect on Current Stockholders; Dilution

The SPA does not affect the rights of the holders of outstanding Class A Common Stock, but the issuance of shares to A&C pursuant to the terms of the SPA will have a dilutive effect on our existing stockholders, including the voting power and the economic rights of the existing stockholders. If we were to issue A&C all 25,000 shares which it may acquire with stockholder approval (presuming that all shares Series G Preferred Stock were converted at the Floor Price, and all Series G Warrants were exercised on the Record Date), A&C would have acquired approximately _____% of the __________ shares that would then have been outstanding as of the Record Date.

The availability for sale of a large number of shares by A&C may depress the market price of our Class A Common Stock and, going forward, may impair our ability to raise additional capital through the public sale of our Class A Common Stock. We do not have any arrangement with A&C to address the possible effect on the price of our Class A Common Stock of the sale by A&C of its shares of Class A Common Stock.

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Required Vote and Board Recommendation

The issuance of shares underlying the SPA Securities to A&C requires the receipt of the affirmative vote of a majority of the shares of the Eligible Voting Capital Stock present in person or by proxy and voting at the Meeting.

The Board unanimously recommends a vote “FOR” the approval of the issuance of shares of Class A Common Stock underlying the SPA Securities to A&C in order to comply with Rules 713(a) and (b) of the NYSE American.

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PROPOSAL NO. 2

APPROVAL, PURSUANT TO NYSE AMERICAN LISTING RULE 713(a), OF THE CONVERSION OF THE NOTE

We are asking our stockholders to approve the conversion by the Company of a Convertible Promissory Note in the principal amount of $853,067.93 (the “Note”) issued to an institutional investor (the “Investor”) pursuant to that certain Forbearance Agreement (the “Forbearance Agreement”) by and between the Company and the Investor.

We are seeking stockholder approval for the issuance of shares (the “Note Conversion Shares”) in excess of 19.99% of the total number of shares of Class A Common Stock outstanding as of the date of the Agreement. If this Proposal No. 2 is not approved by our stockholders, the Company will not be able to extinguish its debt to the Investor through permitting the Investor to fully convert its Note. In that event, the Company anticipates it would need to seek alternative methods of repaying the debt owed to the Investor, likely under less favorable terms than those offered by the Investor.

Description of the Forbearance Agreement and the Note

As previously reported in the Current Report on Form 8-K filed by the Company on July 18, 2024, the Company entered into a note purchase agreement with the Investor pursuant to which the Investor agreed to acquire, and the Company agreed to issue and sell in a registered direct offering to the Investor, a $5,390,000 10% OID Convertible Promissory Note for $4,900,000 (the “Old Note”), which transaction closed on July 19, 2024. The Old Note had a maturity date of October 19, 2024.

On December 10, 2024, the Company and the Investor entered into the Forbearance Agreement pursuant to which the Investor agreed to forebear through the close of business on December 31, 2024, from exercising the rights and remedies it is entitled to under the Old Note, and any and all transaction documents related thereto, in consideration for the Company’s agreement to issue the Note.

Description of the Note

The Company agreed to issue to the Investor the Note in the principal amount of $853,067.93, consisting of a forbearance extension fee of $502,760.82, a true-up amount of $339,211.22 and forbearance interest of $11,095.89. Subject to the approval by the Exchange and the Company’s stockholders (the “Stockholder Approval”), the Note shall be convertible into the Note Conversion Shares at a conversion price equal to $5.47 (the “Conversion Price”). The Note will accrue interest at the rate of 18% per annum and mature on February 15, 2025.

The Note is convertible at any time after NYSE approval of the Supplemental Listing Application and Stockholder Approval into the Note Conversion Shares at the Conversion Price, subject to adjustment. The Company may not issue Note Conversion Shares to the extent such issuances would be prohibited in accordance with the rules and regulations of the Exchange unless the Company first obtains Stockholder Approval.

The foregoing descriptions of the terms of the Note and the Forbearance Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Form of Note and Forbearance Agreement which are annexed here as Exhibits 4.1 and 10.1, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to the Current Report on Form 8-K filed with the SEC on December 23, 2024 and are incorporated herein by reference.

Stockholder Approval Requirement

As noted above, the number of shares to be issued to the Investor is initially limited to 19.99% of the total number of shares of Class A Common Stock outstanding as of the Execution Date until such time as the stockholders of the Company approve the issuance of the additional Note Conversion Shares. We have agreed to promptly seek such stockholder approval and are seeking such approval at the Meeting.

Rule 713(a) of the NYSE American requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of Class A Common Stock (or securities convertible into or exercisable for Class A Common Stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the issuer equals 20% or more of presently outstanding Class A Common Stock, or equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock, or when the issuance or potential issuance of additional shares will result in a change of control of the issuer.

Stockholder approval of this Proposal No. 2 will constitute stockholder approval for purposes of Rule 713(a) of the NYSE American.

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We are seeking stockholder approval for the issuance of approximately 155,954 shares of Class A Common Stock, plus such number of shares of Class A Common Stock issuable upon conversion of accrued but unpaid interest, to the Investor in connection with the conversion of the Note.

Our stockholders are not entitled to dissenters’ rights with respect to this Proposal, and we will not independently provide stockholders with any such right.

Reasons for Transaction

The Company was in need of financing to fund its operations at the time of the issuance of the Old Note, and did not have the capital to repay the Old Note when it was due, necessitating the issuance of the Note, and expects that it will need to raise significant cash financing to operate and expand its operations in the foreseeable future. If this Proposal No. 2 is not approved by our stockholders, the Company will not be able to extinguish its debt to the Investor through permitting the Investor to fully convert its Note. In that event, the Company anticipates it would need to seek alternative methods of repaying the debt owed to the Investor, likely under less favorable terms than those offered by the Investor.

Effect on Current Stockholders; Dilution

The Note does not affect the rights of the holders of outstanding Class A Common Stock, but the issuance of Note Conversion Shares to the Investor pursuant to the terms of the Note will have a dilutive effect on our existing stockholders, including the voting power and the economic rights of the existing stockholders. If we were to have issued the Investor all 155,954 Note Conversion Shares (not including such number of shares of Class A Common Stock issuable upon conversion of accrued but unpaid interest) which it may acquire absent stockholder approval upon conversion of the Note, assuming the remaining portion of the Note had been converted on the Record Date, the Investor would have acquired approximately _____% of the ____________ shares that would then have been outstanding as of the Record Date.

The availability for sale of a large number of shares by the Investor may depress the market price of our Class A Common Stock and, going forward, may impair our ability to raise additional capital through the public sale of our Class A Common Stock. We do not have any arrangement with the Investor to address the possible effect on the price of our Class A Common Stock of the sale by the Investor of its shares.

Pursuant to the Note, the Company shall not issue, and the Investor shall not acquire, any shares of our Class A Common Stock under the Note if such shares proposed to be issued and sold, when aggregated with all other shares of our Class A Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) by the Investor and its affiliates, would result in the beneficial ownership by the Investor and its affiliates in excess of 9.9% (the “Maximum Percentage”) of the shares of Class A Common Stock outstanding immediately after giving effect to such conversion. This beneficial ownership limitation limits the number of shares the Investor may beneficially own at any one time to 9.9% of our outstanding Class A Common Stock. Consequently, the number of shares the Investor may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of our Class A Common Stock increases over time. The Investor may sell some or all of the shares it acquires under the Note, subject to the Investor’s compliance with the Securities Act and applicable state law. Even though the Investor’s beneficial ownership of our Class A Common Stock is subject to the Maximum Percentage, the Investor may be in a position to exert influence over the Company and there is no guarantee that the interests of the Investor will align with the interests of other stockholders.

Required Vote and Board Recommendation

The issuance of shares underlying the Note to the Investor requires the receipt of the affirmative vote of a majority of the shares of the Eligible Voting Capital Stock present in person or by proxy and voting at the Meeting.

The Board unanimously recommends a vote “FOR” the approval of the issuance of shares of Class A Common Stock underlying the Note to the Investor in order to comply with Rule 713 of the NYSE American.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our Class A Common Stock as of the Record Date by (1) each of our current directors; (2) each of the executive officers; (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Common Stock based upon Schedules 13G or 13D filed with the SEC; and (4) all of our directors and executive officers as a group. As of the Record Date, there were ________ shares of our Class A Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the securities. Class A Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares Class A Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Name and address of beneficial owner	Number of shares beneficially owned		Approximate percent of class
Greater than 5% Beneficial Owners:
Ault & Company, Inc.		(2)
Directors and Officers: (1)
Milton Ault, III		(3)
William Horne		(4)		*
Henry Nisser		(5)		*
Ken Cragun		(6)		*
Robert Smith		(7)		*
Mordechai Rosenberg		(8)		*
Jeffrey A. Bentz		(8)		*
All directors and executive officers as a group (seven persons)				%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Hyperscale Data, Inc., 11411 Southern Heights Pkwy, Suite 240, Las Vegas, NV 89141.

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OTHER BUSINESS

The Board knows of no business to be brought before the Meeting other than as set forth above. If other matters properly come before the stockholders at the Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

By Order of the Board of Directors,

/s/ Milton C. Ault, III
Milton C. Ault, III
Executive Chairman of the Board

February __, 2025

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ANNEX A – PROXY CARDS

To be filed with the Definitive Proxy Statement

A-1